Exhibit 24
LIMITED POWER OF ATTORNEY
Know all by these present, that the undersigned hereby constitutes and appoints each of Tennille Checkovich, David Coleman, Craig Marshall, and Allen Brobst (each, an “Attorney-in-fact”), or any of them acting singly and with full power of substitution, as the undersigned’s true and lawful attorney-in-fact to:
1.prepare, submit, execute for, and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or holder of 10% or more of a registered class of securities, as applicable, of Smithfield Foods, Inc. (the “Company”) (a) Forms 3, 4, and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder and (b) any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition, or disposition of securities of the Company with the Securities and Exchange Commission (the “SEC”) on the Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) of the SEC;
2.do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report (or any amendment thereto), and timely file such schedule, form or report with the SEC on EDGAR and any stock exchange or similar authority;
3.seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any broker or financial institution, and the undersigned hereby authorizes any such person to release any such information to each of the Attorneys- in-fact and approves and ratifies any such release of information; and
4.take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-fact may approve in such Attorney-in-fact’s discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorney-in-fact's designated substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Smithfield Foods, Inc. assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney, with respect to each of the Attorneys-in-fact, shall remain in full force and effect until the earlier of (a) the date that the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s beneficial ownership and transactions in securities issued by the Company, (b) this Power of Attorney is revoked by the undersigned in a signed writing delivered to such Attorneys-in-fact, or (c) the time at which such attorney-in-fact is no longer employed by Smithfield Foods, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this 24th day of December, 2024

Signed and acknowledged:

By:	/s/ Mark L. Hall

Name:	Mark L. Hall

Title:	Chief Financial Officer